PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK CORP.
ANNOUNCES STATEN ISLAND BANCORP, INC.
MERGER CONSIDERATION RESULTS

     BROOKLYN, N.Y.- April 20, 2004 – Independence Community Bank Corp. (“Independence”) (NASDAQ – ICBC) today announced the allocations of cash and Independence common stock to be paid to shareholders of the former Staten Island Bancorp, Inc. (“Staten Island”), which was recently merged into Independence. Staten Island shareholders had the option of electing to receive their merger consideration in the form of either Independence common stock or cash, or a combination of both, although all elections were subject to pro-ration because the aggregate amount of cash consideration Independence will pay in the merger is fixed at $368,500,000.

     Shareholders who elected to receive cash consideration will receive 100 percent cash for their election. Because the option to receive Independence common stock was oversubscribed, Staten Island shareholders electing to receive stock will receive approximately 98 percent of their consideration in Independence common stock with the remainder in cash.

     Based on calculations described in the merger agreement, each shareholder electing to receive cash will receive $24.3208 for each share of Staten Island common stock. Shareholders electing stock will receive approximately 0.61 shares of Independence common stock plus approximately $0.54 in cash for each share of Staten Island common stock.

     Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 121 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau, Suffolk and Westchester Counties and New Jersey. At its twenty-one banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking and Business Banking and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is www.myindependence.com.

     Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.

     Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the growth opportunities and cost savings from the merger of the Company and SIB may not be fully realized or may take longer to realize than expected; (2) operating costs and business disruption resulting from the merger, including adverse effects on relationships with employees, may be greater than expected; (3) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (4) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact:	Kathleen A. Hanrahan	Frank W. Baier
	First Vice President, Investor Relations	Executive Vice President, Chief Financial Officer
	(718) 722-5400	(718) 923-3506

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